                                                                    Exhibit 10.3

                 FALCONSTOR SOFTWARE, INC. EMPLOYMENT AGREEMENT
                             Employee: ReiJane Huai

            EMPLOYMENT AGREEMENT made this 1st day of September, 2001
(hereinafter referred to as "Employment Agreement"), by FalconStor Software,
Inc., a Delaware corporation (hereinafter referred to as the "Corporation") and
ReiJane Huai with an address at 3 Carlie Drive, Old Brookville, NY 11545
(hereinafter referred to as the "Employee").

            WHEREAS, the Employee desires to be employed by the Corporation as
Chairman, President and CEO, and the Corporation desires that the Employee be so employed, upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties intending to be legally bound, agree as follows:

            1. Term of Employment. The Board hereby employs the Employee as
Chairman, President and CEO, and the Employee hereby agrees to serve the
Corporation in such capacity for the period commencing on the date hereof (the
"Effective Date") and ending on the third (3rd) anniversary of such date
(hereinafter referred to as the "Employment Period"), unless sooner terminated as hereinafter provided.

            2. Scope of Duties. The Employee shall serve as a Chairman,
President and CEO. The Employee shall report and be solely responsible to the
Board of Directors. The Employee's performance shall be reviewed by the Board of
Directors annually.

            3. Time To Be Devoted to Employment. The Employee shall, except during vacation periods or absences due to temporary illness, devote substantially all of his professional and business time, attention and energies to his duties and responsibilities hereunder, and except for business trips which shall be necessary or desirable in the Corporation's business, shall render such services at the principal office of the Corporation. Nothing herein contained or in Section 10 hereof shall prevent or be construed as preventing the Employee from holding or purchasing five (5%) percent or less of any class of stock or securities of a corporation which is listed on a national securities exchange or regularly traded in the over-the-counter market, or making other investments or participating in business ventures not in competition with the business of the Corporation, as long as such investments and business ventures shall not require any time during normal business hours and do not conflict with his duties or obligations to the Corporation as provided in this Employment
Agreement.

            4. Direct Compensation. (a) In consideration for services rendered and to be rendered by the Employee hereunder during the Employment Period, the
Employee shall receive a salary of One Hundred and Fifty Thousand ($150,000)
Dollars per year (the "Base Salary"), which shall be paid semi-monthly in arrears or at such other intervals as other employees are paid.

            (b) Commencing on September 1, 2001 and each year thereafter, the
Corporation shall increase the Employee's Base Salary by Fifteen Thousand
($15,000) Dollars per annum, provided that the Corporation's earnings were higher than the previous year, as certified by either the Corporation's Chief
Financial Officer or its independent auditors.

            (c) Employee shall be eligible to receive additional payments or bonuses as may be determined, at the sole discretion of the Corporation's Board of Directors. However, nothing contained in this Section shall obligate the
Board of Directors to approve such additional payments or bonuses for the
Employee.

            5. Fringe Benefits. (a)The Employee shall be entitled to participate in any and all fringe benefits and/or plans, generally afforded to other employees of the Corporation (to the extent the Employee otherwise qualifies under the specific terms and conditions of each such benefit), including, without limitation, group disability, life insurance, medical insurance and pension plans (401K) which are, or which may become available generally to senior personnel of the Corporation. The Employee shall be entitled to four (4)
weeks of vacation time during each year of the Employment Period. The
Corporation shall reimburse the Employee in an amount equal to no more than
Twenty Four Thousand ($24,000) Dollars, per annum for the lease payments of an automobile used by the Employee in connection with the business of the
Corporation.

            (b) If the Corporation has a group disability plan in force at the time the Employee's employment terminates, the Corporation shall offer the
Employee the opportunity to continue disability coverage at the Employee's own expense for such period as the Employee desires; provided, that the Employee shall be required to make all insurance premium contributions.

            (c) Upon termination of the Employee's employment, the Corporation shall offer the Employee the opportunity to continue the Employee's health insurance coverage in effect immediately prior to such termination or health insurance coverage generally available at such time to executives of the
Corporation, at the Employee's own expense, for such period as the Employee desires; provided, that Employee shall be required to make all insurance premium contributions.

            6. Termination of Employment. During the Employment Period, the
Employee's employment may be terminated by the Board of Directors or the
Executive Committee of the Corporation on the occurrence of any one or more of the following events:

            (a) The death of the Employee;

            (b) For "Cause", which shall mean (i) the willful failure by the
Employee to substantially perform his duties hereunder (including the breach of any provision of Section 9 and/or 10 hereof), for reasons other than death or disability; (ii) the willful engaging by the Employee in misconduct materially injurious to the Corporation; or (iii) the commission by the Employee of an act constituting a felony or common law fraud against the Corporation; or

            (c) If Executive is unable substantially to perform Employee's duties and responsibilities hereunder to the full extent required by the Board by reason of illness, injury or incapacity for three consecutive months, or for more than four months in the aggregate during any period of twelve calendar months (such condition constituting "disability" for the purposes of this
Employment Agreement); provided, however, that the Corporation shall continue to pay Employee's then current Base Salary until the Company acts to terminate the
Employee. The Employee agrees, in the event of a dispute under this Section
6(c), to submit to a physical examination by a licensed physician selected by the Board and consented to by the Employee.

            7. Death Benefit. In addition to all other insurance and similar death benefits generally made available to employees of the Corporation, if
Employee's death occurs during the term of the Employment Period, the
Corporation shall provide a death benefit to the estate of the Employee equal to the Employee's then current annual Base Salary at the date of death. Such death benefit shall be payable as may be determined by the Corporation, but not less often than six (6) equal monthly installments, payable on the last day of each month, commencing in the month subsequent to the month in which the death occurs.

            8. Severance Payment. (a) If the Corporation and the Employee do not
enter into a renewal agreement to be effective September 1, 2004, for a period of at least two years and containing similar terms and conditions to those set forth herein, then the Corporation will pay the Employee, as additional compensation, an amount equal to the Employee's then current annual Base Salary, as determined under Section 4, payable semi-monthly in arrears for the twelve months ending August 30, 2005; such compensation is hereinafter referred to as the "Severance Payment".

            (b) Notwithstanding the provisions of Section 8 (a) above, the
Employee will not receive the Severance Payment if, (i) the Corporation declines to enter into a renewal agreement with the Employee because the Employee breached the confidentiality and/or non-compete provisions of this Employment
Agreement or any other material terms or conditions of his employment;

                        (ii) the Employee has been terminated for Cause
            hereunder;

                        (iii) the Employee declines to enter into a renewal
            agreement with the Corporation, and the Corporation has offered a renewal agreement for a period of not less than two years, containing similar terms and conditions as discussed herein; or

                        (iv) the Employee has received a change of control
            payment from the Corporation that provides change of control benefits that are at least equal to the amount that would be received by Employee pursuant to Section 8(a) above.

            (c) If the Employee's employment is terminated for Cause, the
Corporation's sole obligation hereunder shall be to pay the Employee (i) any accrued and unpaid Base Salary as of the date of termination, (ii) an amount equal to such reasonable and necessary business expenses incurred by the
Employee in connection with the Employee's employment on behalf of the

Corporation on or prior to the date of termination, but not previously paid to
Executive, and (iii) the Employee his base Salary (at the rate in effect on the date of termination) through the twelve -month anniversary of the date of termination in accordance with the normal payroll practices of the Corporation with respect to Base Salary.

            9. Disclosure of Information. All memoranda, notes, records or other documents made or compiled by the Employee or made available to him during the term of his employment concerning the business of the Corporation shall be the
Corporation's property and shall be delivered to the Corporation on the termination of the Employee's employment. The Employee shall not use for himself or others, or divulge to others, any proprietary or confidential information of the Corporation, obtained by him as a result of his employment, unless authorized by the Corporation. For purposes of this Section 9, the term
"proprietary or confidential information" shall mean all information which is known only to the Employee or to the Employee and employees, former employees, consultants or others in a confidential relationship with the Corporation and relates to specific matters such as trade secrets, customers, potential customers and vendor lists, pricing and credit techniques, program codes, software design know-how, research and development activities, private processes, and books and records, as they may exist from time to time, which the
Employee may have acquired or obtained by virtue of work heretofore or hereafter performed for or on behalf of the Corporation or which he may acquire or may have acquired knowledge of during the performance of said work, and which is not known to others, or readily available to others from sources other than the
Employee or officers or other employees of the Corporation, or is not in the public domain. In the event of a breach or a threatened breach by the Employee of the provisions of this Section 9, the Corporation shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the aforementioned proprietary or confidential information of the Corporation, or from rendering any services to any person, firm, corporation, association or other entity to whom such proprietary or confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any outer remedies available to the Corporation for such breach or threatened breach, including the recovery of damages from the Employee.

            10. Restrictive Covenants. (a) The Employee hereby acknowledges and recognizes the highly competitive nature of the Corporation's business and accordingly agrees that, in consideration of the premises contained herein, he will not from and after the date hereof and during the Employment Period until the Designated Date (as hereinafter defined): (i) directly or indirectly engage in any Competitive Activity (as hereinafter defined), whether such engagement shall be as an officer, director, employee, consultant, agent, lender, stockholder, or other participant or (ii) assist others in engaging in
Competitive Activity. As used herein, the term "Competitive Activity" shall mean and include the development and/or marketing of computer hardware and/or software for Storage Networking applications and other similar systems.

            (b) As used in this Section 10, the "Designated Date" shall mean the following:

                 (i) if the Employee terminates his employment with the
Corporation prior to the expiration of the Employment Period (other than as a result of a breach by the Corporation of a material term or condition of this
Employment Agreement), then the "Designated Date" shall mean the second (2nd)
anniversary of the effective date of such termination;

                 (ii) if the Corporation terminates the employment of the
Employee under this Employment Agreement for Cause, then the "Designated Date"
shall be the second (2nd) anniversary of the effective date of such termination;

                 (iii) if the Corporation, during the Employment Period,
terminates the employment of the Employee without Cause, then the term
"Designated Date" shall mean the effective date of such termination; or

                 (iv) if the Corporation offers the Employee a renewal agreement pursuant to Section 8(a) hereof and Employee does not accept such agreement, then the "Designated Date" shall be the second (2nd) anniversary of the effective date of such termination.

            (c) It is the desire and intent of the parties that the provisions of this Section 10 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 10 shall be adjudicated to be invalid or unenforceable, such provision of this Section 10 shall be deemed amended to delete from the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provisions of this Section 10 in the particular jurisdiction in which such adjudication is made and, further, only to the extent required in order for this Section 10 to be enforceable.

            (d) With respect to Inventions (including but not limited to software) made or conceived by the Employee, whether or not during the hours of his employment or with the use of the Corporation's facilities, materials or personnel, either solely or jointly with others during the Employee's employment by the Corporation:

                        (i) The Employee shall inform the Corporation promptly
and fully of such Inventions by written report, setting forth in detail the procedures employed and the results achieved. A report shall be submitted by the
Employee upon completion of any studies or research projects undertaken on the
Corporation's behalf whether or not in the Employee's opinion a given project has resulted in an Invention.

                        (ii) The Employee shall apply, at the Corporation's
request and expense, for the United Stares and/or foreign letters patent or other registrations either in the Employee's name or otherwise, as the
Corporation shall desire.

                        (iii) The Employee hereby assigns and agrees to assign
to the Corporation all of his right and interest to any and all such Inventions and to make applications for United States and/or foreign letters patent or other registrations granted upon such Invention.

                        (iv) The Employee shall acknowledge and deliver promptly
to the Corporation, without charge to the Corporation, but at its expense, such written instruments and do such other acts in support of his inventorship, as may be necessary in the opinion of the Corporation to obtain and maintain United
States and/or foreign letters patent or other registration and to vest the entire right in such Inventions, patents and patent applications in the
Corporation. Employee agrees that if the Corporation is unable because of
Employee's mental or physical incapacity or unavailability or for any other reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering
Inventions assigned to the Corporation as above, Employee hereby irrevocably designates and appoints the Corporation and its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by Employee.
Employee hereby waives and irrevocably quitclaims to the Corporation any and all claims, of any nature whatsoever, which Employee now or hereafter may have for infringement of any and all proprietary rights assigned to the Corporation.

                        (v) The Corporation shall also have the royalty-free
right to use in its business, and to make, use, and sell products and/or services derived from any Inventions, discoveries, concepts and ideas, whether or not patentable, including, but not limited to applications, methods, formulas and techniques, as well as improvements or know-how, whether or not within the scope of Inventions, but which are obtained, created or made by the Employee during the Employment Period, without payment of any additional compensation to the Employee.

                        (vi) For the purposes of this Employment Agreement,
"Inventions" means discoveries, concepts and ideas, whether patentable or not, including but not limited to processes, methods, formulas and techniques as well as improvements or know-how.

            (e) If there is a breach or threatened breach by the Employer of the provisions of this Section 10, the Corporation shall be entitled to an injunction restraining him from such breach. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available for such breach or threatened breach or any other breach of this
Employment Agreement.

            (f) Employee hereby warrants and represents that he is not prohibited by any agreement or the order of any court from entering into and carrying out the terms of this Employment Agreement. In particular, the
Employee, warrants and represents that the scope of his activity is not restricted in any way with respect to the design, development, enhancement, sale, marketing and/or promotion of computer software and hardware.

            11. (a) Notices. All notices required or permitted to be given under the provisions of this Employment Agreement shall be in writing and delivered personally or by certified or registered mail, return receipt requested, postage prepaid to the following persons at the following addresses, or to such other person at such other address as any party may request by notice in writing to the other party to this Employment Agreement:

                              If to Employee:
                                    ReiJane Huai
                                    3 Carlie Drive,
                                    Old Brookville, NY 11545

                              If to the Corporation:
                                    FalconStor Software, Inc.
                                    125 Baylis Road, Suite 140
                                    Melville, New York 11747

                              With a copy to:
                                    Steven Wolosky, Esq.
                              Olshan Grundman Frome Rosenzweig & Wolosky LLP
                              505 Park Avenue
                              New York, New York 10022

                   (b) Construction. This Employment Agreement shall be
construed with, and be governed by, the laws of the State of New York for contracts entered into and to be performed in New York.

                   (c) Successor and Assigns. This Employment Agreement and the
various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Employee and his heirs, executors and administrators and upon the Corporation and its successors (including, without limitation, by way of merger) and assigns. This Employment Agreement is personal in nature and may not be assigned or transferred by the Employee without the prior written consent of the Corporation.

            (d) Entire Agreement. This instrument contains the entire
understanding and agreement between the parties relating to the subject matter hereof, and neither this Employment Agreement nor any provision hereof, may be waived, modified, amended, changed discharged or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought.

            (e) Counterparts. This Employment Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, and all of which counterparts shall together constitute a single agreement.

            (f) Illegality. If any one or more of the provisions of this
Employment Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            (g) Captions. The captions of the sections hereof are for
convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Employment Agreement.

            IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Employment Agreement the day and year first above written.

                                             FalconStor Software, Inc.

                                             By: /s/ Jacob Ferng
                                                 ------------------------------
                                                 Jacob Ferng
                                                 Chief Financial Officer

                                             By: /s/ ReiJane Huai
                                                 ------------------------------
                                                 ReiJane Huai